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                                                                  EXHIBIT T3B-11

                                     BYLAWS
                                       OF
                      KEMIRA WATER TREATMENT, INCORPORATED

                                   ARTICLE I

                                     GENERAL

         These Bylaws are intended to supplement and implement applicable provisions of law and of the Certificate of Incorporation of this Corporation with respect to the regulation of the affairs of this Corporation.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS.

         Section 1. Place of Meeting: Stockholders' meetings shall be held at the principal office of this Corporation or at such other place, either within or without the State of Delaware, as shall be designated in the notice of meeting.

         Section 2. Annual Meeting: The Annual Meeting of the Stockholders shall be held in JUNE of each year at the place, on the day and at the hour designated in the call therefor. At such meeting, the stockholders shall elect the Board of Directors for the ensuing year, and shall transact such other business as shall properly come before them.

         Section 3. Special Meetings: Special meetings may be called at any time by the President or Board of Directors and shall be called by the President upon written request of the holders of not less than 10% percent of the voting power of all shares entitled to vote at the meeting.

         Section 4. Notice of Meetings: Written notice of the date, time and place of each Annual and Special meeting (a notice of a Special Meeting shall also contain the general purpose or purposes for such meeting) shall be mailed or delivered, at least ten (10) days prior to the date of such meeting but not more than sixty (60) days before such meeting, to each stockholder entitled to vote at such meeting at his residence or usual place of business as shown on the records of this Corporation, provided that any one or more of such stockholders, as to himself or themselves, may waive such notice in writing or by attendance without protest at such meeting.

         Section 5. Quorum: The holders of a majority of the shares of the issued and outstanding stock entitled to vote at a meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business at such meeting of the stockholders. If a quorum be not present at such meeting, the stockholders present in person or by proxy may adjourn to such future time as shall be agreed upon by them and notice of such adjournment shall be given to the stockholders not present or represented at the meeting.

         Section 6. Stockholders' Action Without Meeting: Any action which, under any provision of the Delaware General Corporation Law, may be taken at a meeting of stockholders, may be taken without such a meeting if consent in writing, setting forth the action so taken or to



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be taken, is signed severally or collectively by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Every such consent shall bear the date of signature of each stockholder who signs the consent. The Secretary of the Corporation shall file such consent or consents with the minutes of the meetings of the stockholders. Prompt notice of the taking of any corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III

                                     SHARES

         Section 1. Share Certificates: Share certificates shall be in a form adopted by the Board of Directors and shall be signed by the President and by the Secretary. Such certificates shall bear the seal of the Corporation, the name of the person to whom issued, and the number of shares which such certificate represents. The consideration for which the shares were issued and the date of issue shall be entered on the Corporation's books.

         Section 2. Transfer of Shares: Shares shall be transferred only on the books of the Corporation by the holder thereof in person or by his attorney.

                                   ARTICLE IV

                                    DIRECTORS

         Section 1. Number, Election and Term of Office: A Board of not less than one (1) nor more than seven (7) directors shall be chosen annually by the stockholders entitled to vote at the Annual Meeting of Stockholders; except that, as long as all of the issued and outstanding shares are owned beneficially and of record by less than three (3) stockholders and until the stockholders vote to increase the number of positions on the Board of Directors, the number of Directors may be less than three (3) but not less than the number of stockholders. The number of positions on the Board of Directors to be filled for any year shall be the number fixed by resolution of the stockholders or Board of Directors, or, in the absence of such resolution, shall be the number of Directors elected at the preceding Annual Meeting of Stockholders. The number of positions on the Board of Directors for any year, as fixed in accordance with the foregoing (hereinafter referred to as the "number of directorships"), may be increased or decreased at any time as provided by law.

         Section 2. Removal of Directors: Any Director may be removed from office at any time, with or without cause, by concurrent vote of the holders of not less than a majority of the issued and outstanding shares entitled to vote, at any meeting of stockholders called for that purpose.

         Section 3. Vacancies: Vacancies created by an increase in the number of directorships shall be filled for the unexpired term by action of stockholders. Vacancies occurring by reason other than by increase in the number of directorships shall be filled for the unexpired term by the concurring vote of a majority of the Directors remaining in office, even

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though such remaining Directors may be less than a majority of the number of directorships (as fixed for the current year in accordance with Article IV, Section 1). If such remaining Directors fail to fill a vacancy, then such vacancy shall be filled by action of stockholders.

         Section 4. Powers: The property, business and affairs of the Corporation shall be managed by or under the direction of the Directors who may exercise all power and do all the things which may be exercised or done by the Corporation subject to provisions of law, the statutes of the State of Delaware, the Certificate of Incorporation, these Bylaws, and any vote of the stockholders.

                                   ARTICLE V

                              MEETINGS OF DIRECTORS

         Section 1. Annual Meetings: A regular meeting of the Board of Directors shall be held without notice immediately after the Annual Meeting of Stockholders, or as soon thereafter as convenient. At such meeting the Board of Directors shall choose and appoint the officers of the Corporation who shall hold their offices, subject to prior removal by the Board of Directors, until the next annual meeting or until their successors are chosen and qualify.

         Section 2. Regular Meetings: All other regular meetings of the Board of Directors may be held without notice at such date, time and place as the Board of Directors may determine and fix by resolution.

         Section 3. Special Meetings: Special meetings of the Board of Directors may be held upon call of the President, or upon call of any one or more Directors.

         Section 4. Notice: Written or oral notice of the date, time and place of all special meetings of the Board of Directors shall be given to each Director personally or mailed to his residence or usual place of business at least two (2) days prior to the date of the meeting, provided that any one or more Directors, as to himself or themselves, may waive such notice in writing or by attendance without protest at such meeting.

         Section 5. Quorum: Directors holding a majority of the number of directorships shall constitute a quorum. Except as otherwise provided by law or these Bylaws, all questions shall be decided by a vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present.

         Section 6. Director Participation in Meeting by Telephone: A Director may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment enabling all Directors participating in the meeting to hear one another, and participation in a meeting pursuant to this section shall constitute presence in person at such meetings.

         Section 7. Directors' Action Without Meeting: If all the Directors severally or collectively consent in writing to any action taken or to be taken by the Corporation, such action shall be as valid as though it had been authorized at a meeting of the Board of Directors. The

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Secretary of the Corporation shall file such consent or consents with the minutes of the meetings of the Board of Directors.

                                   ARTICLE VI

                                    OFFICERS

         Section 1. Titles, Duties and Removal: The Directors shall appoint a President, Secretary, Treasurer and such other officers as the Directors from time to time deem appropriate. The duties of the officers of the Corporation shall be such as are specified below and such as usually pertain to such offices, as well as such as may be prescribed from time to time by the Board of Directors. Any officer elected or appointed by the Board may be removed with or without cause at any time by the Board.

         Section 2. Chairman of the Board: The Chairman of the Board shall preside at all meetings of the Board of Directors.

         Section 3. President: The President shall preside at all meetings of the stockholders, shall have general charge and direction of the business of the Corporation and shall perform such other duties as are properly required of him by the Board of Directors.

         Section 4. Secretary: The Secretary shall keep the minutes of the meetings of stockholders and the Board of Directors and shall give notice of all such meetings as required by these Bylaws. He shall have custody of such minutes, the seal of the Corporation and the stock certificate records of the Corporation, except to the extent some other person is authorized to have custody and possession thereof by a resolution of the Board of Directors.

         Section 5. Controller/Treasurer: The Treasurer shall keep the fiscal accounts of the Corporation, including an account of all moneys received or disbursed.

         Section 6. Vacancies: If an office becomes vacant for any reason, the Board of Directors shall fill such vacancy. Any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired unless reelected by the Board.

                                  ARTICLE VII

                                      SEAL

         The corporate seal shall consist of a circular disc with the name of the Corporation and the words "Delaware" and "Seal" thereon.

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                                  ARTICLE VIII

                                 INDEMNIFICATION

         The Corporation shall indemnify any person who incurs expense by reason of such person acting as an officer, director, employee or agent of this Corporation. Such indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

                                   ARTICLE IX

                                   COMMITTEES

         Section 1. The Board of Directors, by resolution adopted by the affirmative vote of Directors holding a majority of the number of directorships, may, at a meeting at which a quorum is present, designate two or more Directors to constitute an executive committee or other committees, which committees shall have and may exercise all such authority of the Board of Directors as shall be provided in such resolution.

         Section 2. A majority of the committee shall have the power to act. Committees shall keep full records of their proceedings and shall report the same to the Board of Directors.

                                   ARTICLE X

                                   AMENDMENTS

         These Bylaws may be altered, amended, added to, or repealed by the affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon or by an affirmative vote of Directors holding a majority of the number of directorships. Any notice of a meeting of stockholders or of the Board of Directors at which these Bylaws are proposed to be altered, amended, added to, or repealed shall include notice of such proposed action.




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